                                                                    EXHIBIT 99.1


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
  U.S. Propane, L.P.:

We have audited the accompanying consolidated balance sheet of U.S. Propane, L.P. (a Delaware limited partnership) and subsidiaries as of August 31, 2001 and the related consolidated statements of operations, comprehensive income, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of U.S. Propane, L.P. and subsidiaries as of August 31, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                                  /s/ Arthur Andersen LLP
Tulsa, Oklahoma
    October 19, 2001

----------

The report of Arthur Andersen LLP shown above is a copy of a previously issued report; Arthur Andersen LLP has not reissued this report.

U.S. PROPANE, L.P. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(in thousands)



                                                                  August 31,
                                                                     2001
                                                                 ------------
ASSETS

CURRENT ASSETS:
  Cash                                                           $      5,947
  Marketable securities                                                 4,256
  Accounts receivable, net                                             40,221
  Inventories                                                          66,814
  Assets from liquids marketing                                         6,465
  Prepaid expenses and other                                           15,274
                                                                 ------------
         Total current assets                                         138,977

PROPERTY, PLANT AND EQUIPMENT, net                                    394,742
ASSETS HELD IN TRUST                                                    1,482
INVESTMENT IN AFFILIATES                                                6,920
INTANGIBLES AND OTHER ASSETS, net                                     249,004
                                                                 ------------
         Total assets                                            $    791,125
                                                                 ============

LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
  Working capital facility                                       $     19,900
  Accounts payable                                                     43,993
  Accounts payable to affiliate                                         1,577
  Accrued and other current liabilities                                41,834
  Liabilities from liquids marketing                                    7,130
  Current maturities of long-term debt                                 16,394
                                                                 ------------
         Total current liabilities                                    130,828

LONG-TERM DEBT, less current maturities                               424,875
MINORITY INTERESTS                                                     73,779
DEFERRED TAXES                                                         37,768
                                                                 ------------
                                                                      536,422
                                                                 ------------

COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL:
  General Partner's capital                                                (1)
  Limited Partners' capital                                           125,206
  Accumulated other comprehensive loss                                 (1,330)
                                                                 ------------
         Total partners' capital                                      123,875
                                                                 ------------
         Total liabilities and partners' capital                 $    791,125
                                                                 ============


The accompanying notes are an integral part of these consolidated financial statements.

U.S. PROPANE, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands)

                                                                    For the year
                                                                        ended
                                                                     August 31,
                                                                        2001
                                                                   -------------

REVENUES:
   Retail fuel                                                      $    440,527
   Wholesale fuel                                                         59,879
   Liquids marketing                                                     172,875
   Other                                                                  42,222
                                                                    ------------
     Total revenues                                                      715,503
                                                                    ------------

COSTS AND EXPENSES:
   Cost of products sold                                                 306,556
   Liquids marketing                                                     171,478
   Operating expenses                                                    126,888
   Depreciation and amortization                                          41,479
   Selling, general and administrative                                    15,716
                                                                    ------------
     Total costs and expenses                                            662,117
                                                                    ------------

OPERATING INCOME                                                          53,386

OTHER INCOME (EXPENSE):
   Interest expense                                                      (35,597)
   Equity in earnings of affiliates                                        1,250
   Gain on sale of subsidiary partnership interest                         5,196
   Gain on disposal of assets                                                812
   Other                                                                    (403)
                                                                    ------------

INCOME BEFORE MINORITY INTERESTS AND INCOME TAXES                         24,644

   Minority interests                                                    (14,384)
                                                                    ------------

INCOME BEFORE INCOME TAXES                                                10,260

   Income taxes                                                           (5,080)
                                                                    ------------

NET INCOME                                                                 5,180

GENERAL PARTNER'S INTEREST IN NET INCOME                                       1
                                                                    ------------

LIMITED PARTNERS' INTEREST IN NET INCOME                            $      5,179
                                                                    ============


The accompanying notes are an integral part of these consolidated financial statements.

U.S. PROPANE, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
(in thousands)

                                                                                       For the year
                                                                                           ended
                                                                                        August 31,
                                                                                           2001
                                                                                       ------------

Net income                                                                             $      5,180

Other comprehensive income (loss):
   Unrealized loss on derivative instruments, net of income taxes of $(489)                    (913)
   Unrealized loss on available-for-sale securities, net of income taxes of $(222)             (417)
                                                                                       ------------

   Comprehensive income                                                                $      3,850
                                                                                       ============

RECONCILIATION OF ACCUMULATED OTHER COMPREHENSIVE LOSS

BALANCE, beginning of period                                                           $         --

CUMULATIVE EFFECT OF THE ADOPTION OF SFAS 133                                                 1,090
CURRENT PERIOD RECLASSIFICATION TO EARNINGS                                                    (771)
CURRENT PERIOD CHANGE                                                                        (1,649)
                                                                                       ------------

BALANCE, end of period                                                                 $     (1,330)
                                                                                       ============


The accompanying notes are an integral part of these consolidated financial statements.

U.S. PROPANE, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
(in thousands)

                                                                   Limited        General
                                                                  Partners'      Partner's
                                                                  Interest        Interest          Total
                                                                ------------    ------------    ------------

BALANCE, August 31, 2000                                        $    130,131    $         (1)   $    130,130
   Unit distributions                                                (10,104)             (1)        (10,105)
   Net income                                                          5,179               1           5,180
   Cumulative effect of the adoption of SFAS 133                       1,090              --           1,090
   Net change in accumulated other comprehensive income per
     accompanying statement                                           (2,420)             --          (2,420)
                                                                ------------    ------------    ------------

BALANCE, August 31, 2001                                        $    123,876    $         (1)   $    123,875
                                                                ============    ============    ============


The accompanying notes are an integral part of these consolidated financial statements.

U.S. PROPANE, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)

                                                                        For the
                                                                      Year Ended
                                                                      August 31,
                                                                         2001
                                                                     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                        $      5,180
     Reconciliation of net income to net cash provided by
      operating activities-
       Depreciation and amortization                                       41,479
       Provision for loss on accounts receivable                            4,055
       Gain on disposal of assets                                            (812)
       Gain on sale of subsidiary partnership interest                     (5,196)
       Undistributed earnings of affiliates                                (1,125)
       Deferred compensation on restricted units and long-term
         incentive plan                                                     1,079
       Minority interests                                                 (13,675)
       Deferred income taxes                                                2,494
       Changes in assets and liabilities, net of effect of
        acquisitions:
         Accounts receivable                                               (4,533)
         Inventories                                                      (24,158)
         Asset from liquids marketing                                      (2,332)
         Prepaid expenses and other                                        (6,830)
         Intangibles and other assets                                      (1,484)
         Accounts payable                                                  (3,449)
         Accounts payable to affiliate                                        438
         Accrued and other current liabilities                             10,358
         Liabilities from liquids marketing                                 3,446
                                                                     ------------
           Net cash provided by operating activities                        4,935
                                                                     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Cash paid for acquisitions, net of cash acquired                       (94,860)
   Capital expenditures                                                   (23,854)
   Proceeds from the sale of assets                                         2,620
   Investment in marketable securities                                     (6,238)
   Other                                                                      859
                                                                     ------------
           Net cash used in investing activities                         (121,473)
                                                                     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from borrowings                                               356,748
   Principal payments on debt                                            (296,153)
   Net proceeds from issuance of subsidiary partnership interest           66,046
   Debt issuance costs                                                       (441)
   Unit distributions                                                     (10,105)
                                                                     ------------
           Net cash provided by financing activities                      116,095
                                                                     ------------

DECREASE IN CASH                                                             (443)

CASH, beginning of period                                                   6,390
                                                                     ------------

CASH, end of period                                                  $      5,947
                                                                     ============

NONCASH FINANCING ACTIVITIES:
   Notes payable incurred on noncompete agreements                   $     10,030
                                                                     ============
   Issuance of restricted limited partner interest in subsidiary     $      6,050
                                                                     ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the period for income taxes                      $      2,020
                                                                     ============
   Cash paid during the period for interest                          $     35,571
                                                                     ============


The accompanying notes are an integral part of these consolidated financial statements.

US PROPANE, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2001
(Dollars in thousands, except per unit amounts)



1. OPERATIONS AND ORGANIZATION:

In August 2000, TECO Energy, Inc., Atmos Energy Corporation, Piedmont Natural Gas Co., Inc., and AGL Resources, Inc. contributed each company's propane operations, Peoples Gas Company (Peoples Gas), United Cities Propane Gas, Inc. (United Cities), Piedmont Propane Company (Piedmont) and AGL Propane, Inc.,
(AGL) respectively, to U.S. Propane L.P. (U.S. Propane), in exchange for equity interests in U.S. Propane. The merger was accounted for as an acquisition using the purchase method of accounting with Peoples Gas being the acquirer. Accordingly, Peoples Gas' assets and liabilities were recorded at historical cost and the assets and liabilities of United Cities, Piedmont and AGL were recorded at fair market value, as determined based on a valuation and appraisal. The purchase allocations were as follows:

Purchase price of Piedmont, AGL and United Cities                       $  112,338
Net book value of Piedmont, AGL and United Cities                           82,765
                                                                        ----------

Step-up of net book value, allocated to property, plant and equipment   $   29,573
                                                                        ==========

In August 2000, U.S. Propane acquired all of the outstanding common stock of Heritage Holdings, Inc. ("Heritage Holdings"), the General Partner of Heritage Propane Partners, L.P. for $120,000. By virtue of Heritage Holdings' general partner and limited partner interests in Heritage Propane Partners, L.P., U.S. Propane gained control of Heritage Propane Partners, L.P. Simultaneously, U.S. Propane transferred its propane operations, consisting of its interest in four separate limited liability companies, AGL Propane, L.L.C., Peoples Gas Company, L.L.C., United Cities Propane Gas, L.L.C. and Retail Propane Company, L.L.C. (former Piedmont operations), (collectively, the "Propane LLCs"), to Heritage Propane Partners, L.P. for $181,395 plus working capital. The $181,395 was payable $139,552 in cash, $31,843 of assumed debt, and the issuance of 372,392 common units of Heritage Propane Partners, L.P. valued at $7,348 and a 1.0101% limited partner interest in Heritage Propane Partners, L.P.'s operating partnership, Heritage Operating, L.P., valued at $2,652. The purchase price and the exchange price for the common units were approved by an independent committee of the Board of Directors of Heritage Holdings. The exchange price for the common units was $19.73125 per unit under a formula based on the average closing price of Heritage Propane Partners L.P.'s common units on the New York Stock Exchange for the twenty (20) day period beginning ten (10) days prior to the public announcement of the transaction on June 15, 2000 (the "Formula Price"). Subsequent to August 31, 2000, payments totaling approximately $12,900 were made for the working capital adjustment, of which $5,000 was accrued at August 31, 2000.

Concurrent with the acquisition, Heritage Operating, L.P. borrowed $180,000 from several institutional investors and Heritage Propane Partners, L.P. sold 1,161,814 common units and 1,382,514 class B subordinated units in a private placement to the former shareholders of Heritage Holdings based on the Formula Price resulting in net proceeds of $50,203. The total of these proceeds were utilized to finance the transaction and retire a portion of existing debt.

The merger was accounted for as a reverse acquisition in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations". The propane operations of Heritage Propane Partners, L.P. prior to the series of transactions with U.S. Propane are referred to as Predecessor Heritage. Although Predecessor Heritage is the surviving entity for legal purposes, U.S. Propane's propane operations is the acquirer for accounting purposes. The assets and liabilities of Predecessor Heritage have been recorded at fair value to the extent acquired by U.S. Propane's propane operations, approximately 36%, in accordance with Emerging Issues Task Force Issue No. 90-13, "Accounting for Simultaneous Common Control Mergers." The assets and liabilities of U.S. Propane have been recorded at historical cost, as recorded in the U.S. Propane transaction described above. The combined operations of Predecessor Heritage and U.S. Propane are referred to herein as "Heritage."

The excess purchase price over Predecessor Heritage's cost was determined as follows:

Net book value of Predecessor Heritage at August 9, 2000      $     35,716
Equity investment                                                   50,203
                                                              ------------
                                                                    85,919
Percent of Predecessor Heritage acquired by U.S. Propane                36%
                                                              ------------
Equity interest acquired                                      $     30,931
                                                              ============

Purchase price                                                $    120,000
Equity interest acquired                                            30,931
                                                              ------------
Excess purchase price over Predecessor Heritage cost          $     89,069
                                                              ============

The excess purchase price over Predecessor Heritage's cost was allocated as follows:

Property, plant and equipment (25 year life)                  $   11,180
Customer lists (15 year life)                                      5,935
Goodwill (30 year life)                                           71,954
                                                              ----------
                                                              $   89,069
                                                              ==========

In order to simplify Heritage's obligation under the laws of several jurisdictions in which Heritage conducts business, Heritage's activities are conducted through a subsidiary operating partnership, Heritage Operating, L.P. (the "Operating Partnership"). Heritage holds a 97.9798% limited partner interest in the Operating Partnership. In addition, the General Partner holds a 1.0101% general partner interest and U.S. Propane holds a 1.0101% limited partner interest in the Operating Partnership.

The Operating Partnership sells propane and propane-related products to more than 600,000 active residential, commercial, industrial and agricultural customers in 29 states. Heritage is also a wholesale propane supplier in the southwestern and southeastern United States and in Canada, the latter through participation in M-P Energy Partnership. M-P Energy Partnership is a Canadian partnership primarily engaged in lower-margin wholesale distribution in which Heritage owns a 60% interest.

2. SIGNIFICANT ACCOUNTING POLICIES AND BALANCE SHEET DETAIL:

Principles of Consolidation

The general partner of U.S. Propane, L.P. is U.S. Propane, L.L.C., which is owned by Peoples Gas, United Cities, Piedmont and AGL in the same percentages as they hold the limited partner interests in U.S. Propane, L.P. These percentages are noted below:

         Peoples Gas                                                     38.0%
         United Cities                                                   19.0
         Piedmont                                                        20.7
         AGL                                                             22.3
                                                                      -------
              Total                                                     100.0%
                                                                      =======

The accompanying consolidated financial statements include the accounts of U.S. Propane and its subsidiaries ("the Partnership"), including its wholly-owned subsidiary, Heritage Holdings, and its partially-owned subsidiaries over which it exercises control including Heritage Propane Partners, L.P., Heritage Operating, L.P., Heritage Energy Resources, L.L.C. ("Resources") and, M-P Energy Partnership. U.S. Propane directly and indirectly through Heritage Holdings, owns 30.77% of Heritage. Heritage Holdings is the general partner of Heritage and thus controls Heritage. Accordingly, Heritage and the Operating Partnership are consolidated herein. The Partnership accounts for its 50% partnership interest in Bi-State Partnership, another propane retailer, under the equity method. All significant intercompany transactions and accounts have been eliminated in consolidation.

Revenue Recognition

Sales of propane, propane appliances, parts and fittings are recognized at the later of the time of delivery of the product to the customer or the time of sale or installation. Revenue from service labor is recognized upon completion of the service, and tank rent is recognized ratably over the period it is earned.

Accounts Receivable

The Partnership grants credit to its customers for the purchase of propane and propane-related products. Accounts receivable consisted of the following at August 31, 2001:

Accounts receivable                                                 $     43,797
Less - allowance for doubtful accounts                                     3,576
                                                                    ------------
  Total, net                                                        $     40,221
                                                                    ============

Allowance for doubtful accounts:
  Balance, beginning of the year                                    $         --
  Provision for loss on accounts receivable                                4,055
  Accounts receivable written off, net of recoveries                        (479)
                                                                    ------------
  Balance, end of period                                            $      3,576
                                                                    ============

Inventories

Inventories are valued at the lower of cost or market. The cost of fuel inventories is determined using the average cost method, while the cost of appliances, parts and fittings is determined by the first-in, first-out method. Inventories consist of the following at August 31, 2001:

Fuel                                                                 $  56,975
Appliances, parts and fittings                                           9,839
                                                                     ---------
                                                                     $  66,814
                                                                     =========

Property, Plant and Equipment

Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are expensed as incurred. Additionally, the Partnership capitalizes certain costs directly related to the installation of Partnership owned tanks, including internal labor costs. Components and useful lives of property, plant and equipment are as follows at August 31, 2001:

Land and improvements                                             $     21,244
Buildings and improvements (10 to 30 years)                             27,871
Bulk storage, equipment and facilities (3 to 30 years)                  34,431
Tanks and other equipment (5 to 30 years)                              287,155
Vehicles (5 to 10 years)                                                52,177
Furniture and fixtures (5 to 10 years)                                   6,852
Other                                                                    3,242
                                                                  ------------
                                                                       432,972
Less - Accumulated depreciation                                        (47,036)
                                                                  ------------
                                                                       385,936
Plus - Construction work-in-process                                      8,806
                                                                  ------------
                                                                  $    394,742
                                                                  ============

Intangibles and Other Assets

Intangibles and other assets are stated at cost net of amortization computed on the straight-line method. The Partnership eliminates from its balance sheet any fully amortized intangibles and the related accumulated amortization. Components and useful lives of intangibles and other assets at August 31, 2001 are as follows:

Goodwill (30 years)                                                $   190,432
Noncompete agreements (10 to 15 years)                                  45,764
Customer lists (15 years)                                               26,903
Other                                                                    6,055
                                                                   -----------
                                                                       269,154
Less- Accumulated amortization                                         (20,150)
                                                                   -----------
                                                                   $   249,004
                                                                   ===========

Long-lived Assets

The Partnership reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If such a review should indicate that the carrying amount of long-lived assets is not recoverable, the Partnership reduces the carrying amount of such assets to fair value. No impairment was required during the year ended August 31, 2001.

Accrued and Other Current Liabilities

Accrued and other current liabilities consist of the following at August 31, 2001:

Interest payable                                                 $      4,614
Wages and benefits                                                     12,909
Deferred tank rent                                                      5,694
Advanced budget payments                                                5,883
Customer deposits                                                       2,425
Taxes other than income                                                 2,430
Derivative instruments                                                  4,556
Income taxes payable                                                      566
Other                                                                   2,757
                                                                 ------------
                                                                 $     41,834
                                                                 ============

Income Taxes

U.S. Propane is a limited partnership. As a result, U.S. Propane's earnings or losses for federal income tax purposes are included in the tax returns of the individual partners.

Heritage Holdings is a taxable corporation and follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets are received and liabilities settled.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Some of the more significant estimates include allowances for doubtful accounts, derivative hedging instruments and liquids marketing assets and liabilities. Actual results could differ from those estimates.

Fair Value

The carrying amount of accounts receivable and accounts payable approximates their fair value. Based on the estimated borrowing rates currently available to the Partnership for long-term loans with similar terms and average maturities, the fair value and carrying amount of long-term debt at August 31, 2001, was approximately $465,690 and $441,269, respectively. The fair value is determined using estimated borrowing rates currently available to the Partnership for loans with similar terms and maturities.

Accounting for Derivative Instruments and Hedging Activities

In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, and for hedging activities, be recorded on the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. The Partnership adopted the provisions of SFAS 133 effective September 1, 2000. The cumulative effect of adopting SFAS 133 was an adjustment to beginning other comprehensive income of $1,090, net of income taxes of $581.

The Partnership had certain financial swap instruments outstanding at August 31, 2001 that have been designated as cash flow hedging instruments in accordance with SFAS 133. A financial swap is a contractual agreement to exchange obligations of money between the buyer and seller of the instruments as propane volumes during the pricing period are purchased. The swaps are tied to a set fixed price for the buyer and floating price determinants for the seller priced on certain indices. The Partnership entered into these instruments to hedge the forecasted propane volumes to be purchased during each of the one-month periods ending October 2001 through March 2002. The Partnership utilizes hedging transactions to provide price protection against significant fluctuations in propane prices. These instruments had a fair value of ($4,556) as of August 31, 2001, which was recorded as accrued and other liabilities on the balance sheet through other comprehensive income net of minority interest and income taxes. Also at August 31, 2001, the Partnership had outstanding options to purchase
14.7 million gallons of propane during December 2001 and January 2002 at a weighted average price of $.48 per gallon. The fair value of $.2 million of the option contracts was recorded as current assets on the balance sheet. During the year ended August 31, 2001, the Partnership reclassified into earnings a gain of $771, net of income taxes of $412, that was reported in accumulated other comprehensive income. There were no ineffective hedges or discontinued hedges as of August 31, 2001.

Marketable Securities

The Partnership's marketable securities are classified as available-for-sale securities and are reflected as a current asset on the balance sheet at their fair value. Unrealized holding losses of $417, net of minority interest of $1,438 and income taxes of $222, for the year ended August 31, 2001 were recorded in accumulated other comprehensive income based on the market value of the securities.

Liquids Marketing Activities

The Partnership buys and sells financial instruments for its own account through Resources. Financial instruments utilized in connection with liquids marketing activities are accounted for using the mark-to-market method. Under the mark-to-market method of accounting, forwards, swaps, options and storage contracts are reflected at fair value, and are shown in the consolidated balance sheet as assets and liabilities from liquids marketing activities. Unrealized gains and losses from the financial contracts and the impact of price movements are recognized in the income statement as other income (expense). Changes in the assets and liabilities from liquids marketing activities result primarily from changes in the market prices, newly originated transactions and the timing of settlement. Resources attempts to balance its contractual portfolio in terms of notional amounts and timing of performance and delivery obligations. However, net unbalanced positions can exist or are established based on assessment of anticipated market movements.

The Partnership has recorded its liquids marketing activities at fair value in accordance with Emerging Issues Task Force Issue No. 98-10, "Accounting for Contracts Involved in Energy Trading and Risk Management Activities" ("EITF 98-10"). EITF 98-10 requires energy trading contracts to be recorded at fair value on the balance sheet, with the changes in fair value included in earnings.

Notional Amounts and Terms -

The notional amounts and terms of these financial instruments as of August 31, 2001 include fixed price payor for 2,130,000 barrels of propane and butane, and fixed price receiver of 1,820,000 barrels of propane and butane. Notional amounts reflect the volume of the transactions, but do not represent the amounts exchanged by the parties to the financial instruments. Accordingly, notional amounts do not accurately measure the Partnership's exposure to market or credit risks.

Fair Value -

The fair value of the financial instruments related to liquids marketing activities as of August 31, 2001, was assets of $6,465 and liabilities of $7,130. The unrealized loss related to liquids marketing activities for year ended August 31, 2001, was $665 and is recorded through the income statement as other income (loss). Resources also entered an option contract in which the counterparty has the option to purchase 6.3 million gallons of propane from October 1, 2001 through December 31, 2001 at $.62 per gallon.

Market and Credit Risk -

Inherent in the resulting contractual portfolio are certain business risks, including market risk and credit risk. Market risk is the risk that the value of the portfolio will change, either favorably or unfavorably, in response to changing market conditions. Credit risk is the risk of loss from nonperformance by suppliers, customers, or financial counterparties to a contract. The Partnership takes an active role in managing and controlling market and credit risk and has established control procedures, which are reviewed on an ongoing basis. The Partnership monitors market risk through a variety of techniques, including routine reporting to senior management. The Partnership attempts to minimize credit risk exposure through credit policies and periodic monitoring procedures.

The market prices used to value these transactions reflect management's best estimate considering various factors including closing average spot prices for the current and outer months plus a differential to consider time value and storage costs.

Recently Issued Accounting Standards Not Yet Adopted

In June 2001, the FASB issued Statement No. 141, "Business Combinations," and Statement No. 142, "Goodwill and Other Intangible Assets." Statement No. 141 requires all business combinations initiated after June 30, 2001, to be accounted for using the purchase method of accounting. Under Statement 142, goodwill is no longer subject to amortization over its estimated useful life. Rather, goodwill will be subject to at least an annual assessment for impairment by applying a fair-value-based test.

Additionally, an acquired intangible asset should be separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented or exchanged, regardless of the acquirer's intent to do so. There will be more recognized intangible assets, such as unpatented technology and database content, being separated from goodwill. Those assets will be amortized over their useful lives, other than assets that have an indefinite life. Statement No. 142 is required to be applied starting with fiscal years beginning after December 15, 2001. Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not previously been issued.

The Partnership adopted Statement No. 142 on September 1, 2001 and accordingly has discontinued the amortization of goodwill existing at the time of adoption. Management has engaged an independent appraisal firm to perform an assessment of the fair value of each of the Partnership's operating segments, which will be compared with the carrying value of each segment to determine whether any impairment exists on the date of adoption. Under the provisions of Statement No. 142, the Partnership has six months from the time of adoption to have its appraisals completed. However, management does not believe that any impairment exists upon adoption. The adoption of Statement 142 will eliminate goodwill amortization that would have totaled approximately $6,765 in fiscal 2002, based on the balances of August 31, 2001, and totaled approximately $6,099 in fiscal 2001.

In June 2001, the FASB issued Statement No. 143, "Accounting for Asset Retirement Obligations." Statement No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The Partnership will adopt the provisions of Statement No. 143 effective September 1, 2002. Management has not determined the impact of adopting Statement No. 143.

In August 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement supersedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations - Reporting the

Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. This Statement retains the fundamental provisions of Statement No. 121 for recognition and measurement of the impairment of long-lived assets to be held and used, and measurement of long-lived assets to be disposed of by sale. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years, with early application encouraged. Management has not determined the method, timing or impact of adopting Statement No. 144.

3. ASSETS HELD IN TRUST:

In connection with the initial public offering ("IPO") by Predecessor Heritage in June 1996, the Partnership retained proceeds, which were placed in various trusts to be paid to the noteholders of noncompete agreements entered into by Heritage Holdings prior to the IPO. The proceeds are disbursed monthly from the trust in accordance with the noncompete agreements. The Partnership retains all earnings from the trust assets.

4. ACQUISITIONS:

On July 31, 2001, Heritage purchased the propane operations of ProFlame, Inc. and subsidiaries and affiliates (ProFlame) located in California and Nevada, in a series of mergers, stock purchases and asset purchases. This acquisition was accounted for using the purchase method of accounting under FASB Statement No.
141. The acquisition of ProFlame enhanced the Partnership's operations in the western United States and is expected to reduce costs through blend-ins to existing operations.

The aggregate purchase price was $56,201 net of cash acquired of $6,518. The purchase price included $42,695 paid in cash, of which $2,958 related to preliminary working capital, 129,901 common units valued at $4,450 and liabilities assumed of $9,056. The 129,901 common units were issued to Heritage Holdings in connection with the assumption of certain liabilities by Heritage Holdings. The value of the units was determined based on the market price at the date of acquisition. Management is in the process of obtaining valuations of certain intangible assets; thus, the allocation of the purchase price is preliminary. The working capital adjustment is expected to settle in January 2002.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Current assets, net of cash acquired                             $      4,995
Property, plant and equipment                                          25,231
Goodwill                                                               15,521
Other intangible assets                                                10,454
                                                                 ------------
  Total assets acquired                                                56,201
                                                                 ------------

Current liabilities                                                     2,036
Long-term debt                                                          7,020
                                                                 ------------
  Total liabilities assumed                                             9,056
                                                                 ------------
Net assets acquired                                              $     47,145
                                                                 ============

Of the $10,454 of acquired intangible assets, $7,040 was assigned to non-competes, which are being amortized over a 10 year weighted-average useful life and $3,414 was assigned to customer lists, which are being amortized over a 15 year weighted average useful life. Of the $15,521 assigned to goodwill, none is expected to be deductible for tax purposes.

The results of operations of ProFlame from August 1, 2001 through August 31, 2001 are included in the consolidated statement of operations of the Partnership for the year ended August 31, 2001.

The following unaudited pro forma consolidated results of operations are presented as if the series of transactions with ProFlame and the Partnership had been made on September 1, 2000:

Total revenues                                                      $   766,795
Net income                                                          $     5,792

The unaudited pro forma consolidated results of operations include adjustments to give effect to amortization of non-competes and customer lists, interest expense on acquisition and assumed debt and certain other adjustments, including the elimination of income taxes. The unaudited pro forma information is not necessarily indicative of the results of operations that would have occurred had the transactions been made at the beginning of the period presented or the future results of the combined operations.

The Partnership also purchased all of the common stock of EnergyNorth Propane, Inc. and its subsidiary, VGS Propane, L.L.C. in northern New England, and all of the stock of one other small company. The Partnership acquired substantially all of the assets of seven other companies during the year ended August 31, 2001. These acquisitions totaled $60,473, which included liabilities assumed and noncompete agreements of $3,010 for periods ranging up to ten years. These acquisitions were financed primarily with the acquisition facility and the issuance of $1,600 of common units.

5. WORKING CAPITAL FACILITIES AND LONG-TERM DEBT:

Long-term debt consists of the following at August 31, 2001:

1996 8.55% Senior Secured Notes                                   $    120,000

1997 Medium Term Note Program:
  7.17% Series A Senior Secured Notes                                   12,000
  7.26% Series B Senior Secured Notes                                   20,000
  6.50% Series C Senior Secured Notes                                    3,571
  6.59% Series D Senior Secured Notes                                    5,000
  6.67% Series E Senior Secured Notes                                    5,000

2000 and 2001 Senior Secured Promissory Notes:
  8.47% Series A Senior Secured Notes                                   16,000
  8.55% Series B Senior Secured Notes                                   32,000
  8.59% Series C Senior Secured Notes                                   27,000
  8.67% Series D Senior Secured Notes                                   58,000
  8.75% Series E Senior Secured Notes                                    7,000
  8.87% Series F Senior Secured Notes                                   40,000
  7.21% Series G Senior Secured Notes                                   26,500
  7.89% Series H Senior Secured Notes                                   27,500
  7.99% Series I Senior Secured Notes                                   16,000

Senior Revolving Acquisition Facility                                       --

Notes Payable on noncompete agreements with interest imputed at rates averaging 8%, due in installments through 2010,
  collateralized by a first security lien on certain assets
  of Heritage                                                           22,579

Other                                                                    3,119

Current maturities of long-term debt                                   (16,394)
                                                                  ------------
                                                                  $    424,875
                                                                  ============

Maturities of the Senior Secured Notes, the Medium Term Note Program and the Senior Secured Promissory Notes are as follows:

1996 8.55% Senior Notes:            mature at the rate of $12,000 on June 30 in
                                    each of the years 2002 to and including
                                    2011. Interest is paid semi-annually.

1997 Medium Term Note Program:

  Series A Notes:                   mature at the rate of $2,400 on November 19
                                    in each of the years 2005 to and including
                                    2009. Interest is paid semi-annually.

  Series B Notes:                   mature at the rate of $2,000 on November 19
                                    in each of the years 2003 to and including
                                    2012. Interest is paid semi-annually.

  Series C Notes:                   mature at the rate of $714 on March 13 in
                                    each of the years 2000 to and including
                                    2003, $357 on March 13, 2004, $1,073 on
                                    March 13, 2005, and $357 in each of the
                                    years 2006 and 2007. Interest is paid
                                    semi-annually.

  Series D Notes:                   mature at the rate of $556 on March 13 in
                                    each of the years 2002 to and including
                                    2010. Interest is paid semi-annually.

  Series E Notes:                   mature at the rate of $714 on March 13 in
                                    each of the years 2007 to and including
                                    2013. Interest is paid semi-annually.

2000 and 2001 Senior Secured
Promissory Notes:

  Series A Notes:                   mature at the rate of $3,200 on August 15 in
                                    each of the years 2003 to and including
                                    2007. Interest is paid quarterly.

  Series B Notes:                   mature at the rate of $4,571 on August 15 in
                                    each of the years 2004 to and including
                                    2010. Interest is paid quarterly.

  Series C Notes:                   mature at the rate of $5,750 on August 15 in
                                    each of the years 2006 to and including
                                    2007, $4,000 on August 15, 2008 and $5,750
                                    on August 15, 2009 to and including 2010.
                                    Interest is paid quarterly.

  Series D Notes:                   mature at the rate of $12,450 on August 15
                                    in each of the years 2008 and 2009, $7,700 on August 15, 2010, $12,450 on August 15,
                                    2011 and $12,950 on August 15, 2012.
                                    Interest is paid quarterly.

  Series E Notes:                   mature at the rate of $1,000 on August 15 in
                                    each of the years 2009 to and including
                                    2015. Interest is paid quarterly.

  Series F Notes:                   mature at the rate of $3,636 on August 15 in
                                    each of the years 2010 to and including
                                    2020. Interest is paid quarterly.

  Series G Notes:                   mature at the rate of $5,300 on May 15 in
                                    each of the years 2004 to and including
                                    2008. Interest is paid quarterly.

  Series H Notes:                   mature at the rate of $2,500 on May 15 in
                                    each of the years 2006 to and including
                                    2016. Interest is paid quarterly.

  Series I Notes:                   mature in one payment of $16,000 on May 15,
                                    2013. Interest is paid quarterly.

The Note Purchase Agreement, the Medium Term Note Program and the Senior Secured Promissory Notes contain restrictive covenants including limitations on substantial disposition of assets, changes in ownership of Heritage and additional indebtedness and require the maintenance of certain financial ratios. At August 31, 2001, Heritage was in compliance with all covenants. All receivables, contracts, equipment, inventory, general intangibles, cash concentration accounts, and the common stock of Heritage's subsidiaries secure the notes.

Effective December 28, 2000, Heritage entered into the Fourth Amendment to the First Amended and Restated Credit Agreement, and effective July 16, 2001, Heritage entered into the Fifth Amendment to the First Amended and Restated Credit Agreement, with various financial institutions that amended existing credit agreements. The terms of the Agreement as amended are as follows:

         A $65,000 Senior Revolving Working Capital Facility, expiring June 30, 2004, with $19,900 outstanding at August 31, 2001. The interest rate and interest payment dates vary depending on the terms Heritage agrees to when the money is borrowed.

         The weighted average interest rate was 5.295% for the amount outstanding at August 31, 2001. Heritage must be free of all working capital borrowings for 30 consecutive days each fiscal year. The maximum commitment fee payable on the unused portion of the facility is .50%.

         A $50,000 Senior Revolving Acquisition Facility is available through December 31, 2003, at which time the outstanding amount must be paid in ten equal quarterly installments, beginning March 31, 2004. There were no amounts outstanding as of August 31, 2001. The interest rate and interest payment dates vary depending on the terms Heritage agrees to when the money is borrowed. The maximum commitment fee payable on the unused portion of the facility is .50%.

Future maturities of long-term debt for each of the next five fiscal years and thereafter are $16,394 in 2002; $19,872 in 2003; $31,928 in 2004; $32,250 in
2005; $42,254 in 2006 and $298,571 thereafter.

6. INCOME TAXES:

The components of the deferred tax liability are as follows:

Deferred tax assets-
  Net operating loss carryforwards of Heritage Holdings (NOLs)   $      4,134
  Reserves                                                              4,441
  Alternative minimum tax carryforwards                                   855
  Unrealized losses on derivative instruments and
   available-for-sale securities                                          711
                                                                 ------------
                                                                 $     10,141
                                                                 ============

Deferred tax liabilities-
  Property basis                                                 $     47,909
                                                                 ============

Net deferred tax liabilities                                     $     37,768
                                                                 ============

The NOLs of Heritage Holdings generally begin to expire in 2011 through 2015.

The provision for income taxes for the year ended August 31, 2001 was comprised of the following:

Current                                                          $    2,586
Deferred                                                              2,494
                                                                 ----------
  Total                                                          $    5,080
                                                                 ==========

The effective income tax rate is different from the federally enacted statutory rate due to state income taxes and non-deductible goodwill amortization.

7. COMMITMENTS AND CONTINGENCIES:

Certain property and equipment is leased under noncancelable leases, which require fixed monthly rental payments and expire at various dates through 2020. Rental expense under these leases totaled approximately $2,708 for the year ended August 31, 2001, and has been included in operating expenses in the accompanying statement of operations. Fiscal year future minimum lease commitments for such leases are $2,680 in 2002; $1,830 in 2003; $1,365 in 2004; $1,126 in 2005; $488 in 2006 and $1,052 thereafter.

The Partnership is a party to various legal proceedings incidental to its business. Certain claims, suits and complaints arising in the ordinary course of business have been filed or are pending against the Partnership. In the opinion of management, all such matters are covered by insurance, are without merit or involve amounts, which, if resolved unfavorably, would not have a significant effect on the financial position of the Partnership.

Petroleum-based contamination or environmental wastes are known to be located on or adjacent to six sites, which the Partnership presently or formerly had operations. These sites were evaluated at the time of their acquisition. In all cases, remediation operations have been or will be undertaken by others, and in all six cases, the Partnership obtained indemnification for expenses associated with any remediation from the former owners or related entities. Additionally, the Partnership has been named as a large deminimis generator at one superfund site, but it believes that its exposure will not be material. Based on information currently available to the Partnership, such projects are not expected to have a material adverse effect on the Partnership's financial condition or results of operations.

The Partnership has entered into several purchase and supply commitments with varying terms as to quantities and prices, which expire at various dates through March 2002.

8. PARTNERSHIP UNITS:

The partnership agreement of Heritage requires that Heritage will distribute all of its "available cash" to its unitholders and its general partner within 45 days following the end of each fiscal quarter, subject to the payment of incentive distributions to the holders of Incentive Distribution Rights to the extent that certain target levels of cash distributions are achieved. The term "available cash" generally means, with respect to any fiscal quarter of Heritage, all cash on hand at the end of such quarter, plus working capital borrowings after the end of the quarter, less reserves established by the general partner in its sole discretion to provide for the proper conduct of Heritage's business, comply with applicable laws or any Heritage debt instrument or other agreement, or to provide funds for future distributions to partners with respect to any one or more of the next four quarters. Available cash is more fully defined in the Amended and Restated Agreement of Limited Partnership of Heritage Propane Partners, L.P.

The Minimum Quarterly Distribution was made to the Common and Subordinated Unitholders for the quarters ended November 30, 1996 through August 31, 1998. For the quarter ended November 30, 1998, a quarterly distribution of $.5125 was paid to the Common and Subordinated Unitholders. For each of the quarters ended February 28, 1999 through and including May 31, 2000, quarterly distributions of $.5625 were paid to the Common and Subordinated Unitholders. Heritage raised the quarterly distribution $0.0125 per unit each quarter beginning with the quarter ended August 31, 2000, to the current level of $0.625 per unit (or $2.50 annually) for the quarter ended August 31, 2001. The quarterly distributions for the quarters ended February 28, 1999 through August 31, 2001 included incentive distributions payable to Heritage Holdings to the extent the quarterly distribution exceeded $.55 per unit.

The subordination period ended as a result of the conversion into common units of all remaining outstanding subordinated units (but not class B subordinated units) as described above. Beginning with the fiscal quarter ended August 31, 2001, and as long as class B subordinated units are outstanding, Heritage will distribute available cash, excluding any available cash to be distributed to the class C unitholders, as follows:

         o First, 97% to the holders of common units, pro rata, 1% to U.S. Propane in respect of its limited partner interest in the Operating Partnership and 2% to Heritage Holdings in respect of its general partner interests in Heritage and the Operating Partnership, until the holders of common units have received $0.50 per common unit for such quarter and any prior quarter in which they failed to receive $0.50 per common unit;

         o Second, 97% to the holders of class B subordinated units, pro rata, 1% to U.S. Propane in respect of its limited partner interest in the Operating Partnership and 2% to Heritage Holdings in respect of its general partner interests in Heritage and the Operating Partnership, until the holders of class B subordinated units have received $0.50 per unit for such quarter;

         o Third, 97% to all common unitholders and class B subordinated unit holders, pro rata, 1% to U.S. Propane in respect of its limited partner interest in the Operating Partnership and 2% to Heritage Holdings in respect of its general partner interests in Heritage and the Operating Partnership, until all common unitholders have received at least $0.55 per unit for such quarter;

         o Fourth, 84% to all common unitholders and class B subordinated unitholders, pro rata 1% to U.S. Propane in respect of its limited partner interest in the Operating Partnership, 13% to Heritage in respect of its incentive distribution rights, pro rata, and 2% to Heritage Holdings in respect of its general partner interests in Heritage and the Operating Partnership, until all common unitholders have received at least $0.635 per unit for such quarter;

         o Fifth, 74% to all common unitholders and class B subordinated unitholders, pro rata, 1% to U.S. Propane in respect of its limited partner interest in the Operating Partnership, 23% to Heritage in respect of its incentive distribution rights, pro rata, and 2% to Heritage Holdings in respect of its general partner interests in Heritage and the Operating Partnership, until all common unitholders have received at least $0.825 per unit for such quarter; and

         o Sixth, thereafter 49% to all common unitholders and class B subordinated unitholders, pro rata, 1% to U.S. Propane in respect of its limited partner interest in the Operating Partnership, 48% to Heritage in respect of its incentive distribution rights, pro rata, and 2% to Heritage Holdings in respect of its general partner interests in Heritage and the Operating Partnership.

If the common unitholders have not approved the conversion of class B subordinated units into common units by December 31, 2001, then the amount distributed to each class B subordinated unit pursuant to the second through sixth clauses above will be equal to 115% of the amount distributed to each common unit pursuant to each such clause.

If the conversion of the class B subordinated units is approved, each class B subordinated unit will be converted into one common unit and will then participate pro rata with the other common units in distributions of available cash. After the conversion of the class B subordinated units into common units, Heritage will distribute available cash, excluding any available cash to be distributed to the class C unitholders as follows:

         o First, 97% to all unitholders, pro rata, 1% to U.S. Propane in respect of its limited partner interest in the Operating Partnership and 2% to Heritage Holdings in respect of its general partner interests in Heritage and the Operating Partnership, until all unitholders have received $0.50 per unit for such quarter and any prior quarter;

         o Second, 97% to all unitholders, pro rata, 1% to U.S. Propane in respect of its limited partner interest in the Operating Partnership and 2% to Heritage Holdings in respect of its general partner interests in Heritage and the Operating Partnership, until all unitholders have received $0.55 per unit for such quarter;

         o Third, 84% to all unitholders, pro rata, 1% to U.S. Propane in respect of its limited partner interest in the Operating Partnership, 13% to Heritage in respect of its incentive distribution rights, pro rata, and 2% to Heritage Holdings in respect of its general partner interests in Heritage and the Operating Partnership, until all common unitholders have received at least $0.635 per unit for such quarter;

         o Fourth, 74% to unitholders, pro rata, 1% to U.S. Propane in respect of its limited partner interest in the Operating Partnership, 23% to Heritage in respect of its incentive distribution rights, pro rata, and 2% to Heritage Holdings in respect of its general partner interests in Heritage and the Operating Partnership, until all common unitholders have received at least $0.825 per unit for such quarter; and

         o        Fifth, thereafter 49% to all unitholders, pro rata, 1% to U.S.
                  Propane in respect of its limited partner interest in the Operating Partnership, 48% to Heritage in respect of its incentive distribution rights, pro rata, and 2% to Heritage Holdings in respect of its general partner interests in Heritage and the Operating Partnership.

The partnership agreement of U.S. Propane, L.P. requires that the Partnership distribute all of its "available cash" to its partners. According to the partnership agreement, the limited partners collectively share in 99.99% of Partnership distributions and earnings (or losses) and the general partner receives 0.01% of Partnership distributions and earnings (or losses).

Restricted Unit Plan

Heritage adopted the Amended and Restated Restricted Unit Plan dated August 10, 2000 (the "Restricted Unit Plan"), for certain directors and key employees of Heritage and its affiliates. The Restricted Unit Plan covers rights to acquire 146,000 common units. The right to acquire the common units under the Restricted Unit Plan, including any forfeiture or lapse of rights is available for grant to key employees on such terms and conditions (including vesting conditions) as the Compensation Committee of Heritage shall determine. Each director shall automatically receive a Director's grant with respect to 500 common units on each September 1 that such person continues as a director. Newly elected directors are also entitled to receive a grant with respect to 2,000 common units upon election or appointment to the Board. Directors who are employees of TECO Energy, Inc., Atmos Resources, Inc., Piedmont Natural Gas Company, Inc. or AGL Resources, Inc. or their affiliates are not entitled to receive a Director's grant of common units. Generally, the rights to acquire the common units will vest upon the later to occur of (i) the three-year anniversary of the grant date, or (ii) the conversion of the subordinated units to common units. Grants made after the conversion of all of the subordinated units to common units shall vest on such terms as the Committee may establish, which may include the achievement of performance objectives. In the event of a "change of control" (as defined in the Restricted Unit Plan), all rights to acquire common units pursuant to the Restricted Unit Plan will immediately vest.

The issuance of the common units pursuant to the Restricted Unit Plan is intended to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation in respect of the common units. Therefore, no consideration will be payable by the plan participants upon vesting and issuance of the common units. As of August 31, 2001, 34,050 restricted units are outstanding and 31,150 are available for grants to non-employee directors and key employees.

Subsequent to August 31, 2001, 1,750 additional phantom units vested pursuant to the vesting rights of the Restricted Unit Plan and common units were issued. During fiscal 2000, 21,300 of these phantom units were granted by Predecessor Heritage to non-employee directors and key employees of Predecessor Heritage. As of August 31, 2000, 80,800 phantom units were awarded of which 4,500 grants vested pursuant to the vesting rights of the Restricted Unit Plan and 71,300 vested in accordance with the change of control that occurred with the Partnership. Individuals holding the remaining 5,000 grants waived their rights to vesting under the change of control. During fiscal 2001, 750 additional phantom units vested pursuant to the vesting rights of the Restricted Unit Plan and common units were issued.

Long-Term Incentive Plan

Effective September 1, 2000, Heritage adopted a long-term incentive plan whereby units will be awarded based on achieving certain targeted levels of Distributed Cash per unit. Awards under the program will be made starting in 2003 based upon the average of the prior three years Distributed Cash per unit. A minimum of 250,000 units and a maximum of 500,000 units will be awarded.